December 28, 2007

Securities and Exchange
Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made
by Global Macro Portfolio (copy
attached), which we understand
will be filed with the Securities and
Exchange Commission, pursuant to
Item 77K of Form N-SAR, as part
of the Form N-SAR of Global
Macro Portfolio dated December
28, 2007.  We agree with the
statements concerning our Firm in
such Form N-SAR.

Very truly yours,



PricewaterhouseCoopers LLP

















Eaton Vance Management


The Eaton Vance Building
255 State Street, Boston, MA 02109
(617) 482-8260



December 14, 2007

PricewaterhouseCoopers LLP
125 High Street
Boston, Massachusetts 02110

Dear Sirs:

In accordance with the requirements
of item 304 of Regulation S-K,
please provide us with a letter(s)
from your firm addressed to the
Securities and Exchange
Commission stating your agreement
with the statements made in the
enclosed attachments with respect to
certain Eaton Vance Funds and
Portfolios as referred to therein.

A copy of your letter will be filed
with the Securities and Exchange
Commission, along with the
applicable statement as attached, as
an exhibit to the respective Fund's or
Portfolio's next Form N-SAR for the
period ended October 31, 2007 (in
accordance with Item 77K of Form
N-SAR).

Sincerely,



Barbara E. Campbell
Vice President, Eaton Vance
Management











Applicable to Global Macro
Portfolio:

OTTHER MATTERS

Change in Independent Registered
Public Accounting Firm

On August 6, 2007,
PricewaterhouseCoopers LLP
resigned in the ordinary course as the
independent registered public
accounting firm for the Portfolio.

The reports of
PricewaterhouseCoopers LLP on the
Portfolio's financial statements for
each of the last two fiscal years
contained no adverse opinion or
disclaimer of opinion and were not
qualified or modified as to
uncertainty, audit scope or
accounting principle.  There have
been no disagreements with
PricewaterhouseCoopers LLP during
the Portfolio's two most recent fiscal
years and any subsequent interim
period on any matter of accounting
principles or practices, financial
statement disclosure or auditing
scope or procedure, which
disagreements if not resolved to the
satisfaction of
PricewaterhouseCoopers LLP, would
have caused them to make reference
thereto in their reports on the
Portfolio's financial statements for
such years, and there were no
reportable events of the kind
described in Item 304 (a)(1)(v) of
Regulation S-K under the Securities
Exchange Act of 1934, as amended.

At a meeting held on August 6, 2007,
based on Audit Committee
recommendations and approvals, the
full Board of Trustees of the
Portfolio approved Deloitte &
Touche LLP as the Portfolio's
independent registered public
accounting firm for the fiscal year
ending October 31, 2007.  To the
best of the Portfolio's knowledge, for
the fiscal years ended October 31,
2006 and October 31, 2005, and
through August 6, 2007, the
Portfolio did not consult with
Deloitte & Touche LLP on items
which concerned the application of
accounting principles to a specified
transaction, either completed or
proposed, or the type of audit
opinion that might be rendered on
the Portfolio's financial statements
or concerned the subject of a
disagreement (as defined in
paragraph (a)(1)(iv) of Item 304 of
Regulation S-K) or reportable events
(as described in paragraph (a)(1)(v)
of Item 304 of Regulation S-K).